UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report – May 11, 2012

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

82 FRANKLIN AVE., HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Enter into a Material Definitive Agreement:

On May 8, 2012, Peoples Neighborhood Bank, subsidiary of the Company, entered into Supplemental Executive Retirement Plan agreements with Scott A. Seasock, CFO.  The amount of the normal retirement benefit for Mr. Seasock is $20,000 per annum paid to the executive for 10 years. A Copy of the agreement is included as Exhibit 10.21 to this report.

Also, effective May 10, 2012, the Company entered into an Executive Deferred Compensation Plan Agreement with Alan W. Dakey, President/CEO.   The purpose of this Plan is to provide a deferred compensation opportunity to Executives of Peoples Neighborhood Bank. The Plan is intended to be unfunded for tax purposes and to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the Treasury regulations or any other authoritative guidance issued thereunder. A copy of this agreement is included as Exhibit 10.22 to this report.

Item 9.01	Financial Statements and Exhibits:
10.21	Supplemental Executive Retirement Plan Agreement Between Peoples Neighborhood Bank and Scott A. Seasock, CFO.
1110.22	Executive Deferred Compensation Plan Agreement with Alan W. Dakey, President/CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	/s/	Alan W. Dakey
Dated: May 11, 2012		By: Alan W. Dakey President/CEO

	/s/	Debra E. Dissinger
Dated: May 11, 2012		By: Debra E. Dissinger Executive Vice President/COO

	/s/	Scott A. Seasock
Dated: May 11, 2012		By: Scott A. Seasock Senior Vice President/CFO